Schedule B

Fees

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

Balanced Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6900%
Next $500 million	0.6250%
Next $4 billion	0.5750%
Next $5 billion	0.5725%
Amount Over $10 billion	0.5700%

Balanced Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5250%

Capital Appreciation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

Checks and Balances Fund

Average Daily Net Assets	Annual Rate
None

Disciplined Equity Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6750%
Next $4 billion	0.6250%
Next $5 billion	0.6225%
Amount Over $10 billion	0.6200%

Dividend and Growth Fund and MidCap Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Duration-Hedged Strategic Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0900%
Next $1.5 billion	0.0850%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0750%
Next $2.5 billion	0.0700%
Amount Over $10 billion	0.0650%

Emerging Markets Local Debt Fund

Average Daily Net Assets	Annual Rate
First $250 million	1.0000%
Next $250 million	0.9500%
Next $4.5 billion	0.9000%
Next $5 billion	0.8975%
Amount Over $10 billion	0.8950%

Emerging Markets Research Fund

Average Daily Net Assets	Annual Rate
First $250 million	1.2000%
Next $250 million	1.1500%
Next $500 million	1.1000%
Next $4 billion	1.0750%
Next $5 billion	1.0725%
Amount Over $10 billion	1.0700%

Equity Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

Floating Rate Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

Floating Rate High Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $2 billion	0.6500%
Next $2.5 billion	0.6400%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%

Global All-Asset Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.9500%
Next $250 million	0.9000%
Next $500 million	0.8000%
Next $1.5 billion	0.7300%
Next $2.5 billion	0.7000%
Next $5 billion	0.6600%
Amount Over $10 billion	0.6550%

Global Capital Appreciation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6800%
Amount Over $10 billion	0.6750%

Global Equity Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Next $4 billion	0.6900%
Next $5 billion	0.6850%
Amount Over $10 billion	0.6700%

Global Real Asset Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.9500%
Next $250 million	0.9300%
Next $500 million	0.8500%
Next $1.5 billion	0.7800%
Next $2.5 billion	0.7500%
Amount Over $5 billion	0.7100%

MidCap Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Healthcare Fund and International Small Company Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Next $4 billion	0.8000%
Next $5 billion	0.7975%
Amount Over $10 billion	0.7950%

High Yield Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $500 million	0.6000%
Next $1.5 billion	0.5950%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

Inflation Plus Fund and Quality Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.5000%
Next $500 million	0.4500%
Next $1.5 billion	0.4450%
Next $2.5 billion	0.4400%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

International Capital Appreciation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $4.5 billion	0.8500%
Next $5 billion	0.8475%
Amount Over $10 billion	0.8450%

International Growth Fund and International Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

International Opportunities Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

Long/Short Global Equity Fund

Average Daily Net Assets	Annual Rate
First $ 1 billion	1.4000%
Next $ 1 billion	1.3900%
Amount Over $2 billion	1.3800%

Multi-Asset Income Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6800%
Next $1.5 billion	0.6600%
Next $2.5 billion	0.6500%
Next $5 billion	0.6400%
Amount Over $10 billion	0.6350%

Municipal Opportunities Fund, Strategic Income Fund, and Unconstrained Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

Real Total Return Fund

Average Daily Net Assets	Annual Rate
First $250 million	1.200%
Next $250 million	1.150%
Next $500 million	1.100%
Next $1.5 billion	1.050%
Next $2.5 billion	1.020%
Next $5 billion	1.010%
Amount Over $10 billion	1.000%

Small/Mid Cap Equity Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Next $2 billion	0.6500%
Next $2 billion	0.6400%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%

Short Duration Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.4000%
Next $1.5 billion	0.3950%
Next $2.5 billion	0.3900%
Next $5 billion	0.3800%
Amount Over $10 billion	0.3700%

Small Company Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8500%
Next $250 million	0.8000%
Next $500 million	0.7500%
Next $500 million	0.7000%
Next $3.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%

Total Return Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.4300%
Next $500 million	0.3800%
Next $4 billion	0.3700%
Next $5 billion	0.3600%
Amount Over $10 billion	0.3500%

World Bond Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6500%
Next $4.5 billion	0.6000%
Next $5 billion	0.5750%
Amount Over $10 billion	0.5725%

Conservative Allocation Fund, Growth Allocation Fund and Moderate Allocation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.1500%
Next $ 500 million	0.1000%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

Global Alpha Fund

As compensation for the services rendered by the Adviser, each Portfolio listed below shall pay to the Adviser a monthly management fee, payable as promptly as possible after the last day of each month during the term of this Agreement, comprised of a Basic Fee and a Performance Adjustment.

The Hartford Global Alpha Fund

Except as otherwise provided in sub—paragraph (d) below, the Performance Adjustment is added to or subtracted from the Basic Fee depending on whether the Portfolio’s Class A shares experienced better or worse performance than (i) an appropriate index (the “Index”) plus (ii) 1.15%. The Performance Adjustment is not cumulative. An increased fee will result even though the performance of the Portfolio’s Class A shares over some period of time shorter than the performance period has been lower than that of the Index plus 1.15%, and, conversely, a reduction in the fee will be made for a month even though the performance of the Portfolio’s Class A shares over some period of time shorter than the performance period has exceeded that of the Index plus 1.15%. The Basic Fee and the Performance Adjustment will be computed as follows:

(a)                                 Basic Fee. The Basic Fee Rate shall on an annual basis be 1.10% of the first $500 million, 1.09% of the next $500 million, 1.08% of the next $1.5 billion, 1.07% of the next $2.5 billion, and 1.06% in excess of $5 billion annually of the Fund’s average daily net assets.  To determine the Basic Fee, each day’s net asset value will be multiplied by appropriate fee rate from the foregoing schedule and then divided by the number of days in the year, and the result will be paid each month, subject to the Performance Adjustment.

(b)                                 Performance Adjustment Rate: Except as otherwise provided in sub—paragraph (d) below, the Base Fee Rate is subject to an upward or downward Performance Adjustment equivalent to 25% of the amount by which the Fund outperforms or underperforms its benchmark index plus 1.15%.  For example, the Performance Adjustment Rate is 0.10% for each 0.40% that the investment performance of the Portfolio’s Class A shares for the performance period was better or worse than (i) the record of the Index, as then constituted, plus (ii) 1.15%. The maximum annual Performance Adjustment Rate is ±0.50%.

The performance period will commence with the Portfolio’s commencement of operations. During the first twelve months of the performance period for the Portfolio, there will be no performance adjustment. Starting with month thirteen of the performance period, the performance adjustment will take effect. Following month thirteen a new month will be added to the performance period until the performance period equals 36 months. Thereafter the performance period will consist of the current month plus the previous 35 months.

The investment performance of the Portfolio’s Class A shares will be measured by comparing (i) the net asset value of one Class A share of the Portfolio on the day prior to the first business day of the performance period (other than when the beginning of the performance period is the initial launch date of the Fund, in which case the investment performance will be measured from the initial net asset value of one Class A share of the Portfolio — on the first business day of the performance period — which is equal to $10.00 per share) with (ii) the net asset value of one Class A share of the Portfolio as of the last business day of such period. In computing the investment performance of the Portfolio’s Class A shares and the investment record of the Index, distributions of realized capital gains, the value of capital gains taxes per share paid or payable on undistributed realized long—term capital gains accumulated to the end of such period and dividends paid out of investment income on the part of the Portfolio, and all cash distributions of the securities included in the Index, will be treated as reinvested in accordance with Rule 205—1 or any other applicable rules under the Investment Advisers Act of 1940 (“Advisers Act”), as the same from time to time may be amended.

(c)                                  Performance Adjustment. One—twelfth of the annual Performance Adjustment Rate will be applied to the Portfolio’s average daily net asset value over the performance period.

(d)                                 The Index shall be the BofA Merrill Lynch 3-Month U.S. Treasury Bill Index. Subject to the requirements of the 1940 Act and the Advisers Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the “Commission”) or any rules or regulations adopted by, or interpretative releases of, the Commission, the Board of Directors may designate an alternative appropriate index for purposes of calculating the Performance Adjustment (the “Successor Index”) as provided in this sub—paragraph. For the 35 month period commencing on the first day of the month following such designation (or such other date as agreed by the Company, on behalf of the Portfolio, and the Adviser) (the “Transition Period”), the Performance Adjustment Rate shall be calculated by comparing the investment performance of the Portfolio’s Class A shares against the blended investment records of the Successor Index and the index used to calculate the Portfolio’s Performance Adjustment prior to the Transition Period (the “Prior Index”), such calculation being performed as follows:

For the first month of the Transition Period, the Performance Adjustment Rate shall be calculated by comparing the investment performance of the Portfolio’s Class A shares over the 36 month performance period against a blended index investment record that reflects the investment record of the Prior Index for the first 35 months of the performance period and the investment record of the Successor Index for the 36th month of the performance period. For each subsequent month of the Transition Period, the Performance Adjustment Rate shall be calculated by comparing the investment performance of the Portfolio’s Class A shares over the 36 month performance period against a blended index investment record that reflects one additional month of the Successor Index’s performance and one less month of the Prior Index’s performance. This calculation methodology shall continue until the expiration of the Transition Period, at which time the investment record of the Prior Index shall be eliminated from the Performance Adjustment calculation, and the Successor Index shall become the Index for purposes of calculating the Performance Adjustment.

(e)                                  For the avoidance of doubt, if it is necessary to calculate the fee for a period that is less than a month, (i) the Basic Fee Rate will be based upon the Portfolio’s average daily net asset value over that month ending on the last business day on which this Agreement is in effect; and (ii) the amount of the Performance Adjustment to the Basic Fee will be based upon the Portfolio’s average daily net asset value over the 36—month period ending on the last business day on which this Agreement is in effect provided that if this Agreement has been in effect less than 36 months, the computation will be made on the basis of the period of time during which it has been in effect.

Last updated: November 7, 2014